Exhibit 10.16
ROBINHOOD MARKETS, INC.
AMENDED AND RESTATED 2013 STOCK PLAN
AMENDED AND RESTATED NOTICE OF RESTRICTED STOCK UNIT AWARD
You (“Recipient”) were previously granted Restricted Stock Units (“RSUs”) representing 13,831,829 shares of the Common Stock of Robinhood Markets, Inc. (the “Company”) on October 8, 2019, the terms of which are hereby amended and restated in their entirety effective May 26, 2021 as follows:

Name of Recipient:	[Vladimir Tenev][Baiju Bhatt]

Total Number of RSUs Granted:	13,831,829

Date of Grant:	October 8, 2019

Vesting Commencement Date:	Not Applicable

Expiration Date:	December 31, 2025

Vesting:	You will receive a benefit with respect to a RSU only if it vests. The RSUs shall vest as follows:
(i)    50% of the RSUs for which an applicable Share Price Condition has been satisfied shall immediately vest upon satisfaction of such Share Price Condition if you remain in continuous Service through the date on which such Share Price Condition is satisfied, provided that if you are subject to an Involuntary Termination during the thirty-day period ending on the closing of a Sale Event and a Share Price Condition would have been satisfied in connection with the closing of a Sale Event, then all of the RSUs for which the Share Price Condition would have been satisfied in connection with the Sale Event shall immediately vest upon the occurrence of the Sale Event notwithstanding your Involuntary Termination; and
(ii)    50% of the RSUs for which an applicable Share Price Condition has been satisfied shall vest upon satisfaction of a time-based
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service requirement, which will be satisfied with respect to 1/24th of the RSUs covered by this clause (ii) if and when you complete three months of continuous Service after August 1, 2018, and with respect to an additional 1/24th of the RSUs covered by this clause (ii) if and when you complete each three-month period of continuous Service over the sixty-nine month period thereafter; provided that if you are subject to an Involuntary Termination during the period commencing thirty (30) days prior to and ending eighteen (18) months after a Sale Event, then the time-based service requirement shall immediately be satisfied with respect to all of the RSUs covered by clause (ii).
    None of your RSUs will vest (in whole or in part) unless an IPO or Sale Event occurs prior to the Expiration Date and all applicable vesting requirements with respect to such RSUs are satisfied on or before the Expiration Date. The “Vesting Date” of an RSU will be the first date on or before the Expiration Date upon which all applicable vesting requirements are satisfied with respect to that particular RSU.
Settlement:    Settlement of RSUs refers to the issuance of Shares once the award is vested. If a RSU vests as a result of satisfaction of all applicable vesting requirements as described above, the Company will deliver one Share for such RSU at the time of settlement specified in Section 4 of the Restricted Stock Unit Agreement.
By signing below or otherwise accepting this award in a manner acceptable to the Company, you and the Company agree that these RSUs are granted under and governed by the terms and conditions of this Amended and Restated Notice of Restricted Stock Unit Award, the Amended and Restated 2013 Stock Plan (the “Plan”) and the Amended and Restated Restricted Stock Unit Agreement. These latter two documents are attached to, and made a part of, this Amended and Restated Notice of Restricted Stock Unit Award. Capitalized terms not otherwise defined herein or in the Amended and Restated Restricted Stock Unit Agreement shall have the meaning set forth in the Plan. You hereby acknowledge that the vesting of the RSUs pursuant to this
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Amended and Restated Notice of Restricted Stock Unit Award is conditioned on the satisfaction of all applicable vesting requirements on or before the Expiration Date. For the avoidance of doubt, you shall have no right with respect to any of the RSUs to the extent an IPO or Sale Event does not occur on or before the Expiration Date (regardless of the extent to which any of the other applicable vesting requirements have been satisfied). Section 10 of the Restricted Stock Unit Agreement also includes important acknowledgements.

RECIPIENT:	ROBINHOOD MARKETS, INC.

Email Address:	By:
Title:
Address for Mailing Stock Certificate (only applicable if the Company has certificated shares):
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THE RSUS GRANTED PURSUANT TO THE AMENDED AND RESTATED NOTICE OF RESTRICTED STOCK UNIT AWARD AND THIS AGREEMENT AND THE SHARES ISSUABLE THEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.
ROBINHOOD MARKETS, INC.
AMENDED AND RESTATED 2013 STOCK PLAN
AMENDED AND RESTATED NOTICE OF RESTRICTED STOCK UNIT AWARD
SECTION 1.GRANT OF RESTRICTED STOCK UNITS.
(a)Grant. On the terms and conditions set forth in the Amended and Restated Notice of Restricted Stock Unit Award and this Agreement, the Company grants to you on the Date of Grant the number of RSUs set forth in the Amended and Restated Notice of Restricted Stock Unit Award. Each RSU represents the right to receive one Share on the terms and conditions set forth in this Agreement.
(b)Consideration. No payment is required for the RSUs that have been granted to you.
(c)Nature of Units; No Rights As a Stockholder. Your RSUs are mere bookkeeping entries and represent only the Company’s unfunded and unsecured promise to issue Shares on a future date under specified conditions. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company. Your RSUs carry neither voting rights nor rights to cash dividends. You have no rights as a stockholder of the Company unless and until your RSUs are settled pursuant to Section 4. The Shares issued following the vesting and settlement of RSUs under this Agreement will be subject to the Equity Exchange Agreement.
(d)Stock Plan and Defined Terms. Your RSUs are granted pursuant to the Plan, a copy of which you acknowledge having received. The provisions of the Plan are incorporated into this Agreement by this reference. Certain capitalized terms are defined in Section 11 of this Agreement. Capitalized terms not otherwise defined herein or in the Amended and Restated Notice of Restricted Stock Unit Award shall have the meanings set forth in the Plan.
SECTION 2.VESTING.
(a)Generally. The RSUs vest in accordance with the vesting schedule set forth in the Amended and Restated Notice of Restricted Stock Unit Award. You will receive a benefit with respect to a RSU only if all applicable vesting requirements are satisfied on or before the Expiration Date. None of your RSUs will vest (in whole or in part) unless all applicable vesting requirements with respect to such RSUs are satisfied on or before the Expiration Date.
(b)Termination of Service. Upon and following the termination of your Service for any reason, each outstanding RSU shall terminate on the first date in which you would no longer be able to satisfy the necessary vesting requirements with respect to that particular RSU.
(c)Expiration of RSUs. If an IPO or Sale Event does not occur on or before the Expiration Date set forth in the Amended and Restated Notice of Restricted Stock Unit Award, all RSUs (regardless of whether or not, or the extent to which, the other applicable vesting requirements have been satisfied as to such RSUs) shall automatically terminate and be cancelled upon such date. Upon a termination of one or more RSUs pursuant to this Section 2, you will have no further right with respect to such RSUs or the Shares previously allocated thereto.
(d)Part-Time Employment and Leaves of Absence. If you commence working on a part-time basis, then the Company may adjust the applicable vesting requirements set forth in the Amended and Restated Notice of Restricted Stock Unit Award. If you go on a leave of absence, then, to the extent permitted by applicable law, the Company may adjust or suspend the time-based service requirements described in the Amended and Restated Notice of Restricted Stock Unit Award. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while you are on a bona fide leave of absence approved by the Company in writing. Service shall be deemed to terminate when such leave ends, unless you immediately return to active work when such leave ends.
SECTION 3.RESTRICTIONS APPLICABLE TO RSUS.
Except as otherwise provided in or pursuant to this Agreement or the Plan, these RSUs and the rights and privileges conferred hereby shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by you prior to the settlement of the RSUs. However, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Shares to which you were entitled at the time of your death pursuant to this Agreement by delivering a written beneficiary designation to the Company’s headquarters on the prescribed form before your death. If you deliver no such beneficiary designation or if your designated beneficiaries do not survive you, your estate will receive payments in respect of any vested RSUs.
SECTION 4.SETTLEMENT OF RSUS.
(a)Settlement Date. Upon a Vesting Date with respect to a particular RSU, the Company will deliver one Share for that RSU. Settlement shall occur on or following the Vesting Date, but not later than the Short Term Deferral End Date. For the sake of clarity, settlement of RSUs that become vested RSUs upon an IPO shall occur no later than the earlier of (i) the 185th day following the IPO Date, (ii) the Short Term Deferral End Date or (iii) the Expiration Date.

(b)Form of Delivery. The form of any delivery of Shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(c)Legality of Issuance. No Shares shall be issued to you upon settlement of these RSUs unless and until the Company has determined that (i) you and the Company have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and (iii) any other applicable provision of federal, State or foreign law has been satisfied. The Company shall have no liability to issue Shares in respect of the RSUs unless it is able to do so in compliance with applicable law. If the Company is unable to issue Shares to you, it shall pay to you, via a wire transfer of immediately available funds, an amount equal to the Fair Market Value of such Shares.
SECTION 5.TAXES.
(a)Withholding Taxes. No consideration will be paid to you in respect of this award unless you have made arrangements satisfactory to the Company and/or the Parent or Subsidiary employing you (your “Employer”) for the payment of all applicable federal, State, local and foreign income and employment withholding taxes which arise in connection with the vesting and/or settlement of these RSUs (the “Withholding Taxes”). The Withholding Taxes shall be satisfied by (i) if the Stock is publicly traded, payment from the proceeds of the sale of shares through a Company-approved broker or (ii) withholding a number of Shares that otherwise would be issued to you when the RSUs are settled (“Net Settlement”). If the Withholding Taxes are satisfied pursuant to Net Settlement, you will be deemed to have been issued the full number of Shares subject to the RSUs and the Fair Market Value of the withheld Shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Withholding Taxes and such amount will be remitted to appropriate tax authorities by the Company or your Employer. You acknowledge that the responsibility for all Withholding Taxes is yours and may exceed the amount actually withheld by the Company or your Employer.
(b)Section 409A. The settlement of these RSUs is intended to be exempt from the application of Code Section 409A pursuant to the “short-term deferral exemption” in Treasury Regulation 1.409A1(b)(4) and shall be administered and interpreted in a manner that complies with such exemption. To the extent that any provision of this Agreement is ambiguous as to its exemption from Code Section 409A, the provision shall be read in such a manner so that all payments hereunder are exempt from Code Section 409A. Notwithstanding the foregoing, if this award of RSUs is interpreted as not being exempt from Code Section 409A, it shall be interpreted to comply with the requirements of Code Section 409A so that this award is not subject to additional tax or interest under Code Section 409A. In this regard, to the extent necessary to comply with or qualify for an exemption from Code Section 409A, any reference to “termination of employment” or similar terms will mean your “separation from service” within the meaning of Code Section 409A(2)(A)(i) (a “Separation”). In addition, if this award is payable upon your Separation and you are a “specified employee” of the Company or any affiliate thereof within the meaning of Code Section 409A(a)(2)(B)(i) on the day of your Separation, then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after your Separation, or (ii) your death, but only to the extent such delay is necessary so that this award is not subject to additional tax or interest under Code Section 409A. Each installment of your RSUs that is paid to you is intended to constitute a separate payment for purposes of Code Section 409A.
SECTION 6.RIGHT OF FIRST REFUSAL.
(a)Right of First Refusal. In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you must give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws. The Transfer Notice shall be signed both by you and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Section 6(b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.
(b)Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, you may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions no less favorable to you than those described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, State and foreign securities laws and not in violation of any other contractual restrictions to which you are bound. Any proposed transfer on terms and conditions less favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Section 6(a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.
(c)Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company, a sale of all or substantially all of the Company’s stock or assets, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spinoff, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 6 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 6.
(d)Termination of Right of First Refusal. Any other provision of this Section 6 notwithstanding, in the event that the Stock is readily tradable on an established securities market when you desire to transfer Shares, the Company shall have no Right of First Refusal, and you shall have no obligation to comply with the procedures prescribed by Sections 6(a) and 6(b) above.
(e)Permitted Transfers. This Section 6 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of your Immediate Family or to a trust or other entity established by you solely for the benefit of you and/or one or more members of your Immediate Family, provided in either case that the Transferee agrees in writing on a reasonable and customary form prescribed by the Company to be bound by all provisions of this Agreement. If you transfer any Shares acquired under this Agreement, either under this Section 6(e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to you.
(f)Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 6, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.
(g)Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall be entitled to and assume all of the Company’s rights and obligations under this Section 6.
SECTION 7.RESTRICTIONS APPLICABLE TO SHARES.
(a)General Restrictions. Unless the Stock is readily tradeable on an established securities market, the transfer of any of the Shares acquired pursuant to this Agreement (or any interest therein) shall, at the Company’s request, be condition upon (i) effecting such transfer pursuant to a form of stock transfer agreement prescribed by the Company and (ii) payment of a transfer fee not to exceed $5,000.

(b)Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any State or other relevant jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on the stock certificates (or electronic equivalent) or the imposition of stop-transfer instructions) and may refuse (or may be required to refuse) to transfer Shares acquired hereunder (or Shares proposed to be transferred in a subsequent transfer) if, in the judgment of the Company, such restrictions, legends or refusal are necessary or appropriate to achieve compliance with the Securities Act or other relevant securities or other laws, including without limitation under Regulation S of the Securities Act or pursuant to another available exemption from registration. You (or the beneficiary or your personal representative in the event of your death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.
(c)Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spinoff, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 7(c). This Section 7(c) shall not apply to Shares registered in the public offering under the Securities Act.

(d)Investment Intent at Grant. You represent and agree that the Shares to be acquired upon settlement of these RSUs will be acquired for investment, and not with a view to the sale or distribution thereof.
(e)Investment Intent at Settlement. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, you shall represent and agree at the time of issuance that the Shares being acquired upon settlement of these RSUs are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.
(f)Rights of the Company. The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any Transferee to whom the Shares have been transferred in contravention of this Agreement.
(g)Legends. All certificates evidencing the Shares issued under this Agreement shall bear the following legend:
“THE SHARES REPRESENTED HEREBY (AND ANY INTEREST THEREIN) MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THE RESTRICTED STOCK UNIT AGREEMENT PURSUANT TO WHICH SUCH SHARES WERE ACQUIRED. SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. IN ADDITION, THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN SUCH RESTRICTED STOCK UNIT AGREEMENT. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH RESTRICTED STOCK UNIT AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”
All certificates evidencing Shares issued under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):
“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S. STATE, AND MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION UNDER THE ACT (INCLUDING WITHOUT LIMITATION

IN ACCORDANCE WITH REGULATION S UNDER THE ACT), THESE SHARES MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”
(h)Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares issued under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.
(i)Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 7 shall be conclusive and binding on you and all other persons.
SECTION 8.ADJUSTMENT OF SHARES.
In the event of any transaction described in Section 9(a) of the Plan, the terms of these RSUs (including, without limitation, the number and kind of shares subject to these RSUs) shall be adjusted as set forth in Section 9(a) of the Plan. In the event that the Company is a party to a merger or consolidation or in the event of a sale of all or substantially all of the Company’s stock or assets, your RSUs shall be subject to the treatment provided by the Board of Directors in its sole discretion, as provided in Section 9(b) of the Plan; provided, however, that any action taken (a) must either preserve the exemption of your RSUs from Code Section 409A or comply with Code Section 409A and (b) must not change the vesting requirements contained in the Amended and Restated Notice of Restricted Stock Unit Award and this Agreement to the extent any such change would materially adversely affect you. Any additional RSUs and any new, substituted or additional shares, cash or other property that become subject to this award as a result of any such transaction shall be subject to the same conditions and restrictions as applicable to the RSUs to which they relate.
SECTION 9.MISCELLANEOUS PROVISIONS.
(a)No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon you the right to remain in Service in any capacity for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining you) or you, which rights are hereby expressly reserved by each, to terminate your Service at any time and for any reason, with or without cause.
(b)Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation, with shipping charges prepaid or (iv) deposit with any internationally recognized express mail courier service, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to you at the address that you most recently provided to the Company in accordance with this Section 9(b). In addition, to the extent required or permitted pursuant to rules established by the Company from time to time, notices may be delivered electronically.
(c)Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by you and by an authorized officer of the Company (other than you). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(d)Entire Agreement. The Amended and Restricted Notice of Restricted Stock Unit Award, this Agreement and the Plan constitute the entire understanding between you and the Company regarding the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof, including any prior grant notice; provided, however, this Section 9(d) shall not apply to that certain notice of Restricted Stock Unit award and applicable agreement between you and the Company, dated October 8, 2019, whereby the Company granted to you 2,904,024 “time-vested” Restricted Stock Units or that certain notice of Restricted Stock Unit award and applicable agreement between you and the Company, dated May 26, 2021, whereby the Company granted to you [22,200,000][13,320,000] Restricted Stock Units.
(e)Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.
(f)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(g)Successors and Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.
SECTION 10.  ACKNOWLEDGEMENTS.
In addition to the other terms, conditions and restrictions imposed on your RSUs and the Shares issuable upon settlement of your RSUs pursuant to this Agreement and the Plan, you expressly acknowledge being subject to Sections 6 (Right of First Refusal) and 7

(Restrictions Applicable to Shares, including without limitation the Market Stand-Off), as well as the following provisions:
(a)Tax Consequences. You acknowledge that there will be tax consequences upon vesting and/or settlement of the RSUs and/or disposition of the Shares, if any, received hereunder, and you should consult a tax adviser regarding your tax obligations prior to such event. You acknowledge that the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or acquisition or sale of Shares subject to this award. You are hereby advised to consult with your own personal tax, legal, and financial advisors regarding your participation in the Plan. You further acknowledge that the Company (i) makes no representations or undertakings regarding the tax treatment of the award of RSUs, including, but not limited to the grant, vesting, or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such RSUs, and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant of the RSUs to reduce or eliminate your tax liability or achieve any particular tax result. You agree that the Company does not have a duty to design or administer the RSUs, the Plan or its other compensation programs in a manner that minimizes your tax liability. You shall not make any claim against the Company or its Board of Directors, officers, or employees related to tax matters arising from this award or your other compensation.
(b)Electronic Delivery of Documents. You acknowledge and agree that the Company may, in its sole discretion, deliver all documents relating the Company, the Plan or these RSUs and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission) by email or other means of electronic transmission (including by posting them on a website maintained by the Company or a third party under contract with the Company); provided that, concurrently with any such delivery, you are notified of such delivery at your Company e-mail address, with instructions on how to access the relevant document. You acknowledge that you may incur costs in connection with any such delivery by means of electronic transmission, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents.
(c)Plan Discretionary. You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company and your employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of the RSUs does not in any way create any contractual or other right to receive additional grants of RSUs (or benefits in lieu of RSUs) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when RSUs will be granted, the number of Shares offered, and the vesting schedule, will be at the sole discretion of the Company.
(d)Termination of Service. You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.
(e)Extraordinary Compensation. The value of your RSUs and the Shares issuable thereunder shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
(f)Authorization to Disclose. You hereby authorize and direct your employer to disclose to the Company or any Subsidiary any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, to the extent your employer reasonably deems necessary or appropriate to facilitate the administration of the Plan.
(g)Personal Data Authorization. You consent to the collection, use and transfer of personal data as described in this Subsection (g). You understand and acknowledge that the Company, your employer and the Company’s other Subsidiaries retain and process certain personal information about you in order to manage and administer the Plan, including, without limitation, your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all RSUs or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan solely for the purpose of administrating your participation in the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, receive a copy of the Data, require any necessary modifications of the Data or withdraw the consents set forth in this Subsection (g) by contacting the Company in writing.
(h)Clawback. You acknowledge that the RSUs and/or the Shares acquired upon settlement of the RSUs shall be subject (including on a retroactive basis) to clawback, recoupment, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement) to the extent required by the Company’s clawback or recoupment policy as may be established and/or amended from time to time or Applicable Laws (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).
SECTION 11.  DEFINITIONS.
(a)“Agreement” means this Amended and Restated Restricted Stock Unit Agreement.

(b)“Applicable Share Price” means in connection with an IPO, the initial public offering price per share, or, following an IPO, the average of the volume weighted average trading prices of a Share as reported on a Securities Exchange for each trading day during any sixty (60) consecutive trading days through and including the Expiration Date (or, if the Expiration Date is not a trading day, the last trading day immediately preceding the Expiration Date).
(c)“Board of Directors” means the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.
(d)“Cause” means (i) your willful and material unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company and its subsidiaries, taken as a whole; (ii) a willful and material breach by you of any agreement between you and the Company, which breach causes material harm to the Company and its subsidiaries, taken as a whole; (iii) a willful and material failure by you to comply with the Company’s material written policies or rules, which failure causes material harm to the Company and its subsidiaries, taken as a whole; (iv) your conviction of, or plea of “guilty” or “no contest” to, a felony (other than an automobile offense) under the laws of the United States or any state thereof (or equivalent laws of a foreign jurisdiction); (v) your gross negligence or willful misconduct, which causes material harm to the Company and its subsidiaries, taken as a whole; (vi) a continuing failure by you to perform material assigned duties; or (vii) a failure by you to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has reasonably requested your cooperation and which failure causes material harm to the Company and its subsidiaries, taken as a whole; provided, that “Cause” pursuant to the foregoing clauses (i), (ii), (iii), (v), (vi) and (vii) shall exist only after the Board of Directors or your supervisor, as applicable, provides you with written notice of the applicable Cause event (which specifically identifies, in reasonable detail, the basis for alleging a Cause event) and you fail to cure the same (to the extent capable of cure) within thirty (30) days after receipt of such notice. For the avoidance of doubt, without limiting other instances in which your act or failure shall not be deemed willful, no act or failure to act by you shall be considered “willful” if done or omitted by you in good faith with reasonable belief that your action or omission was in the best interests of the Company and its subsidiaries.
(e)“Code” means the Internal Revenue Code of 1986, as amended.
(f)“Company” means Robinhood Markets, Inc., a Delaware corporation.
(g)“Date of Grant” means the date specified in the Amended and Restated Notice of Restricted Stock Unit Award, which date shall be the later of (i) the date on which the Board of Directors resolved to grant these RSUs or (ii) your first date of Service.
(h)“Equity Exchange Agreement” means that certain equity exchange right agreement to be entered into by and between you and the Company, as may hereinafter be amended in accordance with its terms.

(i)“Expiration Date” means the expiration date of the RSUs as set forth in the Amended and Restated Notice of Restricted Stock Unit Award.
(j)“Fair Market Value” means, as of any date, the value of a Share determined as follows:
(i)if such Share is then publicly traded on a Securities Exchange, its closing price on the date of determination on the principal Securities Exchange on which the Share is listed or administer to trading as reported in the Wall Street Journal;
(ii)if such Share is publicly traded but is not listed or admitted to trading on a Securities Exchange, the average of the closing bid and ask prices on the date of determination as reported in the Wall Street Journal (or as otherwise reported by any newspaper or other source as the Committee may determine); or
(iii)if none of the foregoing is applicable to the valuation in question, by the Committee in good faith.
(k)“Good Reason” means the occurrence of one or more of the following, without your express written consent: (i) a material reduction of your duties, authority or responsibilities; (ii) a reduction in your title or change in your reporting relationship; (iii) a reduction in your base salary by more than 10%; (iv) a relocation of your principal workplace by more than thirty (30) miles; or (v) a material breach by the Company or any of its subsidiaries of any agreement between you and the Company or any of its subsidiaries, as applicable. Notwithstanding the foregoing, you will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date of such notice and the resignation occurring within 90 days following the end of such cure period.
(l)“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.
(m)“Involuntary Termination” shall mean your termination by the Company other than for Cause or your resignation for Good Reason.
(n)“IPO” means the initial public offering or direct listing on a Securities Market pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Shares shall be publicly held, and “IPO Date” means the date on which the IPO occurs.
(o)“Per Share Deal Price” means the total present value of the amount of cash consideration and the present value of any non-cash consideration received or potentially receivable for a Share by holders of Shares in connection with a Sale Event or, if no such consideration will be received for a Share, the Fair Market Value of a Share on the day (or, if the

Shares are then publicly traded on a Securities Exchange, the trading day) immediately prior to the Sale Event. The present value of any cash consideration and the present value of any non-cash consideration potentially receivable (including any consideration being held in escrow or subject to an earn-out or similar concept) will be reasonably determined in good faith by the Board, except that if such non-cash consideration is in the form of publicly traded securities, then the value of such publicly traded securities will be based on the volume weighted average trading price of such publicly traded securities over the five (5) trading day period ending three (3) business days prior to the date the Sale Event occurs.
(p)“Plan” means the Robinhood Markets, Inc. Amended and Restated 2013 Stock Plan, as in effect on the Date of Grant.
(q)“Right of First Refusal” means the Company’s right of first refusal described in Section 6.
(r)“RSUs” means the Restricted Stock Units granted to you by the Company as set forth in the Amended and Restated Notice of Restricted Stock Unit Award.
(s)“Sale Event” means the consummation of the following transactions in which holders of Shares receive cash and/or marketable securities tradable on an established national or foreign securities exchange: (i) a sale of all or substantially all of the assets of the Company determined on a consolidated basis to an unrelated person or entity; (ii) a merger, reorganization, or consolidation involving the Company in which the shares of voting stock of the Company outstanding immediately prior to such transaction represent or are converted into or exchanged for securities of the surviving or resulting entity immediately upon completion of such transaction which represent less than 50% of the outstanding voting power of such surviving or resulting entity; or (iii) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or series of related transactions by a person or group of persons. For the avoidance of doubt, an initial public offering, any subsequent public offering, another capital raising event, and a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.” In addition, a transaction shall not constitute a Sale Event unless such transaction also qualifies as an event under Treasury Regulation Section 1.409A-3(i)(5)(v) (change in the ownership of a corporation), Treasury Regulation Section 1.409A-3(i)(5)(vi) (change in the effective control of a corporation), or Treasury Regulation Section 1.409A-3(i)(5)(vii) (change in the ownership of a substantial portion of a corporation’s assets).
(t)“Securities Exchange” means an established national securities exchange or automated quotation system (e.g., the New York Stock Exchange, The Nasdaq Global Select Market, or The Nasdaq Global Market).
(u)“Service” means service as an Employee (including as Executive Chairman of the Company) or a Consultant. In the event of any dispute over whether and when Service has terminated, the Board of Directors shall have sole discretion to reasonably determine in good faith whether such termination has occurred and the effective date of such termination.

(v)“Share Price Condition” means (i) with respect to 20% of the RSUs covered by this Award Agreement, the Applicable Share Price or, if applicable, the Per Share Deal Price, is greater than or equal to $30.45 and less than $50.75; (ii) with respect to 50% of the RSUs covered by this Award Agreement, the Applicable Share Price or, if applicable, the Per Share Deal Price, is greater than or equal to $50.75 and less than $101.50; and (iii) with respect to 100% of the RSUs covered by this Award Agreement, the Applicable Share Price or, if applicable, the Per Share Deal Price, is greater than or equal to $101.50. For the avoidance of doubt, once a Share Price Condition is satisfied, it does not need to be maintained. Each per Share dollar figures set forth in this paragraph shall be referred to as a “Stock Price Target” and shall be automatically and appropriately adjusted, without any further action required, in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Stock, and such as-adjusted dollar figures shall apply in lieu of the dollar figures set forth above.
In addition, solely in the event of a Sale Event, if the Per Share Deal Price is greater than $30.45 but falls between two Stock Price Targets, the number of RSUs for which the Share Price Condition shall be satisfied shall be determined based on a linear interpolation using the Stock Price Target that is greater than but closest to the Per Share Deal Price and the Stock Price Target that is less than but closest to the Per Share Deal Price, with such number rounded to the nearest Share (such number, the “Incremental RSUs”). For the avoidance of doubt, if, prior to the Sale Event, an RSU already satisfied the Share Price Condition, such RSU will not again become eligible to vest with respect to that Stock Price Target, but such RSUs, to the extent they have not yet been settled, shall be settled immediately prior to the Sale Event, subject to the applicable time-based service requirement (including any accelerated vesting in the event of an Involuntary Termination) set forth in the Amended and Restated Notice of Restricted Stock Unit Award. The number of RSUs that shall have satisfied the Share Price Condition and will be eligible to vest in the event of a Sale Event shall equal the sum of all RSUs corresponding to the applicable Stock Price Target plus the Incremental RSUs (if any) (such sum, the “Acquisition Eligible RSUs”), subject to the applicable time-based service requirement (including any accelerated vesting in the event of an Involuntary Termination) set forth in the Amended and Restated Notice of Restricted Stock Unit Award. Unless otherwise determined by the Board or Committee, any remaining RSUs that have not become Acquisition Eligible RSUs immediately will be forfeited as of the Sale Event for no consideration and you will have no further rights with respect to such RSUs or Shares.
(w)“Short-Term Deferral End Date” means the date that is the later of (i) two and one-half months following the end of the calendar year in which the Vesting Date applicable to an RSU occurs or (ii) two and one-half months following the end of the Company’s taxable year in which the Vesting Date applicable to an RSU occurs.
(x)“Transferee” means any person to whom you have directly or indirectly transferred any Shares acquired under this Agreement.
(y)“Transfer Notice” means the notice of a proposed transfer of Shares described in Section 6.

(z)“U.S. Person” means a person described in Rule 902(k) of Regulation S of the Securities Act (or any successor rule or provision), which generally defines a U.S. person as any natural person resident in the United States, any estate of which any executor or administrator is a U.S. Person, or any trust of which of any trustee is a U.S. Person.